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                  CONSENT OF IRELAND, SAN FILIPPO & COMPANY
                             INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements of SubMicron Systems Corporation on Form S-8 (Nos. 33-71900, 33-91986 and 333-4514) and on Form S-3 (No. 33-79370 and 333-4516) of our report dated February 23, 1996 on the financial statments of Imtec Acculine, Inc. appearing in this Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-k of SubMicron Systems Corporation dated March 26, 1996.



Palo Alto, California
June 10, 1996